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                                                                    EXHIBIT 28.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Universal Insurance Company
San Juan, Puerto Rico

     We have audited the consolidated balance sheet of Universal Insurance Company and its subsidiaries as of December 31, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1996 and 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Universal Insurance Company and its subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.

                                            Deloitte & Touche LLP

San Juan, Puerto Rico
February 18, 1998